FLOATING RATE PORTFOLIO

                INVESTMENT MANAGEMENT AND ADMINISTRATION CONTRACT
                                     BETWEEN
                             FLOATING RATE PORTFOLIO
                                       AND
                              A I M ADVISORS, INC.


        Contract made as of May 29, 1998, between Floating Rate Portfolio ("Portfolio"), a Delaware business trust, and A I M Advisors, Inc. (the "Adviser"), a Delaware corporation.

        WHEREAS the Portfolio is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as a closed-end management investment company; and

        WHEREAS the Portfolio desires to retain Adviser as investment manager and administrator to furnish certain administrative, investment advisory and portfolio management services to the Portfolio, and Adviser is willing to furnish such services;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. APPOINTMENT. The Portfolio hereby appoints Adviser as investment manager and administrator for the period and on the term set forth in this Contract. Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.    DUTIES AS INVESTMENT MANAGER.

      (a) Subject to the supervision of the Portfolio's Board of Trustees ("Board"), Adviser will provide a continuous investment program for the Portfolio, including investment research and management with respect to all securities and investments and cash equivalents of the Portfolio. Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Portfolio, and the brokers and dealers through whom trades will be executed.

      (b) Adviser agrees that in placing orders with brokers and dealers it will attempt to obtain the best net results in terms of price and execution. Consistent with this obligation Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who sell shares of the Portfolio or provide the Portfolio's or Adviser's other clients with research, analysis, advice and similar services. Adviser may pay to brokers and dealers, in return for research and analysis, a higher commission or spread than may be charged by other brokers and dealers, subject to Adviser's determining in good faith that such commission or spread is reasonable in terms either of the particular transaction or of the overall responsibility of Adviser to the Portfolio and its other clients and that the total commissions or spreads paid by the Portfolio will be reasonable in relation to the benefits to the Portfolio

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over the long term. In no instance will  portfolio  securities be purchased from or sold to Adviser or any affiliated person thereof except in accordance with the federal securities laws and the rules and regulations thereunder and any exemptive orders currently in effect. Whenever Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio and one or more other accounts advised by Adviser, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. The Portfolio recognizes that in some-cases. this procedure may adversely affect the results obtained for the Portfolio.

      (c) Adviser will oversee the maintenance of all books and records with respect to the securities transactions of the Portfolio, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Portfolio, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Portfolio and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Portfolio any records which it maintains for the Portfolio upon request by the Portfolio.

3.    DUTIES AS  ADMINISTRATOR.  Adviser  will  administer  the  affairs  of the
Portfolio   subject  to  the   supervision   of  the  Board  and  the  following
understandings:

      (a) Adviser will supervise all aspects of the operations of the Portfolio, including the oversight of transfer agency and custodial services, except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for control of the conduct of the affairs of the Portfolio.

      (b) At Adviser's expense, Adviser will provide the Portfolio with such corporate, administrative and clerical personnel (including officers of the Portfolio) and services as are reasonably deemed necessary or advisable by the Board.

      (c) Adviser will arrange, but not pay, for the periodic preparation, updating, filing and dissemination (as applicable) of the Portfolio's proxy material, tax returns and required reports with or to the Portfolio's shareholders, the Securities and Exchange Commission and other appropriate federal or state regulatory authorities.

      (d) Adviser will provide the Portfolio with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.

4. FURTHER DUTIES. In all matters relating to the performance of this Contract, Adviser will act in conformity with the Agreement and Declaration of Trust, By-Laws and Registration Statement of the Portfolio and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations.

5. DELEGATION OF ADVISER'S DUTIES AS INVESTMENT MANAGER AND ADMINISTRATOR. With respect to the Portfolio, Adviser may enter into one or more contracts ("Sub-Advisory or Sub-Administration Contract") with a Sub-Adviser or

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Sub-Administrator   in  which   Adviser   delegates  to  such   sub-adviser   or
sub-administrator the performance of any or-all of the services specified in Paragraphs 2 and 3 of this Contract, provided that: (i) each Sub-Advisory and Sub-Administration Contract imposes on the sub-adviser or sub-administrator bound thereby all the duties and conditions to which Adviser is subject with respect to the services under Paragraphs 2, 3 and 4 of this Contract; (ii) each Sub-Advisory and Sub-Administration Contract meets all requirements of the 1940 Act and rules thereunder; and (iii) Adviser shall not enter into a Sub-Advisory or Sub-Administration Contract unless it is approved by the Board prior to implementation.

6. SERVICES-NOT EXCLUSIVE. The services furnished by Adviser hereunder are not to be deemed exclusive and Adviser shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of Adviser, who may also be a Trustee, officer or employee of the Portfolio, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

7.    EXPENSES.

      (a) During the term of this Contract, the Portfolio will bear all expenses, not specifically assumed by Adviser.

      (b) Expenses borne by the Portfolio will include but not be limited to the following: (i) all direct charges relating to the purchase and sale of portfolio securities, including the cost (including brokerage commissions, if any) of securities purchased or sold by the Portfolio and any losses incurred in connection therein; (ii) fees payable to and expenses incurred on behalf of the Portfolio by Adviser under this Contract; (iii) investment consulting fees and related costs; (iv) expenses of organizing the Portfolio; (v) costs incurred in connection with the issuance, sale or repurchase of the Portfolio's shares of beneficial interest; (vi) filing fees and expenses relating to the registration and qualification for the Portfolio's shares and the Portfolio under federal and/or state securities laws and maintaining such registrations and qualifications; (vii) expenses of preparing and filing reports and other documents with governmental and regulatory agencies; (viii) fees and salaries payable to the Portfolio's Trustees who are not parties to this Contract or interested persons of any such party ("Independent Trustees"); (ix) all expenses incurred in connection with the Independent Trustees' services, including travel expenses; (x) taxes (including any income or franchise taxes) and governmental fees; (xi) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (xii) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Portfolio for violation of any law; (xiii) interest charges; (xiv) legal, accounting and auditing expenses, including legal fees of special counsel for the Independent Trustees; (xv) charges of custodians, transfer agents, pricing agents and other agents; (xvi) costs of preparing share certificates; (xvii) expenses of setting in type, printing and mailing prospectuses and supplements thereto, reports, notices and proxy materials for existing shareholders; (xviii) expenses of obtaining and maintaining securities exchange listing of the

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Portfolio's  shares of beneficial  interest;  (xix) any  extraordinary  expenses
(including fees and disbursements of counsel, costs of actions, suits or proceedings to which the Portfolio is a party and the expenses the Portfolio may incur as a result of its legal obligation to provide indemnification to its officers, Trustees, employees and agents) incurred by the Portfolio; (xx) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xxi) costs of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof; (xxii) the cost of investment company literature and other publications provided by the portfolio to its Trustees and officers; and (xxiii) costs of mailing, stationery and communications, equipment.

      (c) Adviser will assume the cost of any compensation for services provided to the Portfolio received by the officers of the Portfolio and by the Trustees of the Portfolio who are not Independent Trustees.

      (d) The payment or assumption by Adviser of any expense of the Portfolio that Adviser is not required by this Contract to pay or assume shall not obligate Adviser to pay or assume the same or any similar expense of the Portfolio on any subsequent occasion.

8.    COMPENSATION.

      (a) For the services provided to the Portfolio under this Contract, the Portfolio shall pay the Adviser an annual fee, payable monthly, based upon the average daily net assets of the Portfolio as forth in Appendix A attached hereto. Such compensation shall be paid solely from the assets of the Portfolio.

      (b) The fee shall be computed weekly and paid monthly to Adviser on or before the last business day of the next succeeding calendar month.

      (c) If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

9. LIMITATION OF LIABILITY OF ADVISER AND INDEMNIFICATION. Adviser shall not be liable and the Portfolio shall indemnify Adviser and its directors, officers and employees, for any Costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by the Portfolio in connection with the matters to which this Contract relates except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Adviser in the performance by Adviser of its duties or from reckless disregard by Adviser of its obligations and duties under this Contract. Any person, even though also an officer, partner, employee, or agent of Adviser, who may be or become an officer, Trustee, employee or agent of the Portfolio shall be deemed, when rendering services to the Portfolio or acting with respect to any business of the Portfolio, to be rendering such service to or acting solely for the Portfolio and not as an officer, partner, employee, or agent or one under the control or direction of Adviser even though paid by it.

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10.   DURATION AND TERMINATION.

      (a) This Contract shall become effective upon the date here above written, provided that this Contract shall not take effect with respect to the Portfolio unless it has first been approved (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolio's outstanding voting securities.

      (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from the above written date. Thereafter, if not terminated, with respect to the Portfolio this Contract shall continue automatically for successive periods not to exceed twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

      (c) Notwithstanding the foregoing, with respect to the Portfolio this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on sixty days' written notice, to Adviser or by Adviser at any time, without the payment of any penalty, on sixty days' written notice to the Portfolio. This Contract will automatically terminate in the event of its assignment.

11. AMENDMENT OF THIS CONTRACT. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Contract shall be effective until approved by vote of a majority of the Portfolio's outstanding voting securities, when required by the 1940 Act.

12. GOVERNING LAW. This Contract shall be construed in accordance with the laws of the, State of Delaware (without regard to Delaware conflict or choice of law provisions) and the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

13. LICENSE AGREEMENT. The Portfolio shall have the non-exclusive right to-use the name "AIM" to designate the Portfolio or any current or future series of shares only so long as A I M Advisors, Inc. serves as investment manager or adviser to the Portfolio with respect to such series of shares.

14. LIMITATION OF SHAREHOLDER LIABILITY. It is expressly agreed that the obligations of the Portfolio hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Portfolio personally, but shall only bind the assets and property of the Portfolio, as provided in the Portfolio's Agreement and Declaration of Trust. The execution and delivery of this Contract have been authorized by the Trustees of the Portfolio and shareholders of the Portfolio, and this Contract has been executed and delivered by an authorized ofecer of the Portfolio acting as such; neither such authorization by such Trustees and shareholders nor such execution and

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delivery  by such  officer  shall be  deemed  to have  been  made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Portfolio, as provided in the Portfolio's Agreement and Declaration of Trust.

15. MISCELLANEOUS. The captions in this Contract are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "interested person," assignment," "broker," "dealer," "investment adviser," "national securities exchange," "net assets," "prospectus," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Contract is made less restrictive by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

Attest:                                    FLOATING RATE PORTFOLIO


By:  /s/ Michael A. Silver                 By: /s/ Helge K. Lee
     ---------------------                     -----------------
Name:  Michael A. Silver                   Name:   Helge K. Lee
Title: Assistant Secretary                 Title:  Vice President and Secretary


Attest:                                    A I M ADVISORS, INC.


By:  /s/ Kathleen J. Pflueger              By: /s/ Carol F. Relihan
     ------------------------              --------------------
Name:  Kathleen J. Pflueger                Name:  Carol F. Relihan
Title: Assistant Secretary                 Title: Senior Vice President

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                                   APPENDIX A
                                       TO
                INVESTMENT MANAGEMENT AND ADMINISTRATION CONTRACT
                                       OF
                             FLOATING RATE PORTFOLIO


        The Portfolio shall pay the Adviser, out of the assets of the Portfolio, as full compensation for all services rendered and all facilities furnished hereunder, a management fee of 0.95% of the Portfolio's average daily net assets for the calendar year, computed in the manner used for the determination of the Portfolio's net asset value.